Exhibit 10.14
AMENDMENT TO CONSULTING AGREEMENT
Exhibit A to the Consulting Agreement (the “Agreement”) between Pulmonx International Sárl (“Company”) and Orsco Life Sciences AG (“Consultant”) effective as of October 1, 2013, is hereby amended and restated to read as follows:
“EXHIBIT A
COMPENSATION
1. In consideration of Consultant’s performance of the Services outlined in Section 1, above, Company will pay Consultant the annual rate of 148,000 Swiss Francs in arrears after the end of each calendar quarter, within 30 days following the receipt of invoices; provided that effective as of March 1, 2014, Company will pay Consultant the annual rate of 196,000 Swiss Francs in arrears after the end of each calendar quarter, within 30 days following the receipt of invoices.”
Those changes will be effected and become part of the Consulting Agreement on March 1, 2014. With the exception of the above modifications, all other provisions of the Consulting Agreement remain full in force and effect.

Place and date	Place and date

Neuchâtel, March 1, 2014	Zug, March 1, 2014

Company	Consultant
Pulmonx International Sàrl	Orsco Life Sciences AG

/s/ Martin Schneider	/s/ Oern Stuge
Martin Schneider	Oern Stuge
VP & CFO
Pulmonx International Sàrl, Rue de la Treille 4, CH-2000 Neuchâtel – www.pulmonx.com